As filed with the Securities and Exchange Commission on June 25, 1998

                                                     REGISTRATION NO. 333-

===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                              -------------------
                                   FORM S-3

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                              -------------------
                                  CWMBS, INC.

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                      95-4449516
(STATE OR OTHER JURISDICTION           (I.R.S. EMPLOYER IDENTIFICATION
 OF INCORPORATION)                      NUMBER)

                               4500 PARK GRANADA
                          CALABASAS, CALIFORNIA 91302
                                (818) 225-3000
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                            SANDOR E. SAMUELS, ESQ.
                         COUNTRYWIDE HOME LOANS, INC.
                               4500 PARK GRANADA
                          CALABASAS, CALIFORNIA 91302

                                (818) 225-3505

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -----------------

                                WITH A COPY TO:

                             EDWARD J. FINE, ESQ.
                               BROWN & WOOD LLP
                            ONE WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048

                               -----------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                               -----------------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-45887

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                                                    -----------------
                                             CALCULATION OF REGISTRATION FEE

------------------------------------- ---------------- -------------------- ---------------------- ----------------
       TITLE OF EACH CLASS OF             AMOUNT        PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
    SECURITIES TO BE REGISTERED            TO BE         AGGREGATE PRICE     AGGREGATE OFFERING     REGISTRATION

                                        REGISTERED          PER UNIT*              PRICE*                FEE

------------------------------------- ---------------- -------------------- ---------------------- ----------------
------------------------------------- ---------------- -------------------- ---------------------- ----------------

 Mortgage Pass-Through Certificates    $165,000,000           100%              $165,000,000         $48,675.00
------------------------------------- ---------------- -------------------- ---------------------- ----------------


*  Estimated for the purpose of calculating the registration fee.

                              -----------------

         THIS REGISTRATION STATEMENT IS BEING FILED PURSUANT TO RULE 462(B) ("RULE 462(B)") UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), AND INCLUDES THE REGISTRATION STATEMENT FACING PAGE, THIS PAGE, THE SIGNATURE PAGE, AN EXHIBIT INDEX, LEGAL OPINIONS AND RELATED CONSENTS. PURSUANT TO RULE 462(B), THE CONTENTS OF THE REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-45887), INCLUDING THE EXHIBITS THERETO, ARE INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calabasas, State of California, on the 25th day of June, 1998.

                                     CWMBS, INC.,

                                     By:  /s/ Stanford L. Kurland
                                         ________________________________
                                              Stanford L. Kurland
                                              Chairman of the Board,
                                              President and Director

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Standard L. Kurland, Carlos Garcia, Thomas H. Boone and Kevin W. Bartlett, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                     TITLE                                   DATE

     /s/ Stanford L. Kurland          Chairman of the Board, President and Director          June 25, 1998
     -----------------------          (principal executive officer)
       Stanford L. Kurland

        /s/ Carlos Garcia             Executive Vice President (principal financial          June 25, 1998
        -----------------             and accounting officer)
          Carlos Garcia

       /s/ Thomas H. Boone            Executive Vice President                               June 25, 1998
       -------------------            and Director
         Thomas H. Boone

      /s/ Kevin W. Bartlett           Senior Vice President, Assistant                       June 25, 1998
      ---------------------           Secretary and Director
        Kevin W. Bartlett

      /s/ Jeffrey P. Grogin           Director                                               June 25, 1998
      ---------------------
        Jeffrey P. Grogin



                               INDEX TO EXHIBITS

EXHIBIT NO.             DESCRIPTION OF EXHIBIT

5.1                     Opinion of Brown & Wood LLP with respect to legality
8.1 Opinion of Brown & Wood LLP with respect to certain tax matters (included in
                        Exhibit 5.1)
23.1                    Consent of Brown & Wood LLP (included in Exhibits 5.1
                        and 8.1)
24.1 Power of Attorney (included as part of the signature page)



                                  Exhibit 5.1



                       [LETTERHEAD OF BROWN & WOOD LLP]

                                                            June 25, 1998

CWMBS, Inc.
4500 Park Granada
Calabasas, Calfornia  91302

                           Re:      CWMBS, Inc.
                                    Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for CWMBS, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to Mortgage Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series"). The Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee and a master servicer to be identified in the prospectus supplement for such Series of Certificates (the "Trustee" and the "Master Servicer" for such Series, respectively).

         We have examined copies of the Company's Certificate of Incorporation and Bylaws, the form of Pooling and Servicing Agreement previously filed as
Exhibit 4.1 to Registration Statement No. 33-63714, the forms of Certificates included in such Pooling and Servicing Agreement, the Prospectus, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

     1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, the Trustee and any other party thereto for such Series, such Pooling and Servicing Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

     2. When a Series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and countersigned by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement, and issued and delivered against payment therefor as contemplated in the Registration Statement, such Series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement.

     3. The information set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences", to the extent that it constitutes matters of law or legal conclusions, is correct.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United states of America.

     We hereby consent to the use of our name in the Prospectus under the captions "Certain Federal Income Tax Consequences" and "Legal Matters", and to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    /s/ Brown  & Wood LLP

                                                    Brown & Wood LLP